UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 15, 2009

TASER International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16391	86-0741227

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17800 North 85th Street
Scottsdale, Arizona 85255

(Address of Principal Executive Offices)
(480) 991-0797

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On May 15, 2009, Bruce and Donna Culver, husband and wife (the “Culvers”), and TASER International, Inc. (the “Company”), entered into a Settlement and Release Agreement (the “Agreement”), the background and material terms of which are described below. Mr. Culver has served as a director of the Company since January 1994. In addition, he currently chairs our Nominating Committee and is a member of our Audit Committee. As of March 30, 2009, Mr. Culver beneficially owned 416,678 shares of the Company’s common stock, which represented less than 1% of the total shares outstanding as of such date.
     In July 2000, the Culvers provided a loan to the Company in exchange for a promissory note and warrants to purchase 136,364 shares of the Company’s common stock for $0.55 per share. In October 2004, the Culvers exercised the warrants, and the Company issued them a Form 1099, which included the in-the-money value of the warrants as stock compensation based upon the advice of the Company’s then-current outside tax advisors. As a result, the Culvers paid approximately $2.0 million in taxes to the IRS and the State of California relating to this matter.
     In 2007, the Culvers informed the Company that their personal tax advisors had determined that the 2004 Form 1099 was in error, and that the value of the warrants should not have been included as compensation because the warrants were issued in connection with the loan rather than services. The Company responded by issuing an amended Form 1099 excluding the value of the warrants, and the Culvers filed an amended 2004 federal tax return seeking a refund. The Culvers are also seeking a refund with respect to their 2004 California tax return.
     The Company’s Board of Directors has evaluated the matter and concluded that the Company could be determined to bear some responsibility for the Culvers loss. Accordingly, the parties entered into the Agreement to settle any claims that the Culvers might have with the Company in connection with the original Form 1099 that was issued in 2004 and the Culvers’ resulting tax payments. Pursuant to the Agreement, the Company agreed to pay the Culvers $350,000 upon execution in exchange for a full release. The Agreement also contains a claw-back provision, pursuant to which the Culvers agreed to pay to the Company the amount of any refund they receive from the federal government and/or the State of California, up to the $350,000 amount of the settlement payment. The Culvers will be entitled to keep 100% of any refund(s) they receive in excess of $350,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASER International, Inc.
Dated: May 21, 2009	By:	/s/ Douglas E. Klint
Douglas E. Klint
Corporate Secretary